Exhibit 10.2

CONTRIBUTION AGREEMENT

BY AND AMONG
DIAMONDBACK ENERGY, INC.,
VIPER ENERGY PARTNERS LLC,
VIPER ENERGY PARTNERS GP LLC
AND
VIPER ENERGY PARTNERS LP

DATED AS OF JUNE 17, 2014

CONTRIBUTION AGREEMENT
THIS CONTRIBUTION AGREEMENT, dated as of June 17, 2014 (this “Agreement”), is entered into by and among Diamondback Energy, Inc., a Delaware corporation (“Diamondback”), Viper Energy Partners LLC, a Delaware limited liability company (“OpCo”), Viper Energy Partners GP LLC, a Delaware limited liability company (“MLP GP”), and Viper Energy Partners LP, a Delaware limited partnership (“MLP”). The above named entities are sometimes referred to herein as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, Diamondback owns a 100% limited partner interest in MLP (the “Initial LP Interest”), and MLP GP owns a non-economic general partner interest in MLP;
WHEREAS, Diamondback owns a 100% limited liability company interest in MLP GP and a 100% limited liability company interest in OpCo;
WHEREAS, Diamondback and MLP GP entered into an Agreement of Limited Partnership of MLP, dated as of February 27, 2014 (the “Original LPA”);
WHEREAS, each of the following actions, among others, will occur at the times specified hereafter:

1.	Diamondback and MLP GP will amend and restate the Original LPA;

2.
Diamondback shall contribute, assign, transfer, convey and deliver a subordinated note from OpCo for the principal sum of $440 million (the “Subordinated Note”) to OpCo and a 100% limited liability company interest in OpCo to MLP in exchange for the Sponsor Units and the right to receive the Deferred Issuance and Distribution;

3.
In connection with a firm commitment underwritten offering of Common Units (the “Offering”), the public, through the Underwriters, will contribute cash to the Partnership pursuant to the Underwriting Agreement, net of the Underwriters’ Discount, in exchange for Common Units; and

4.
The Partnership will distribute the proceeds of the Offering, net of the Underwriters’ Discount and estimated expenses incurred in connection with the Offering, including any structuring fee payable to the Underwriters, to Diamondback;

WHEREAS, each of the Parties and the stockholders, members, partners, boards of directors or managers of the Parties, as the case may be, have taken all corporate, partnership, limited liability company or other action, as the case may be, required to be taken to approve the transactions contemplated by this Agreement; and

WHEREAS, MLP may adjust upward or downward the number of Firm Units, with corresponding adjustments to the total number of Common Units to be offered to the public through the Underwriters.
NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
The following defined terms will have the meaning given below:
“A&R LPA” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, substantially in the form attached as Appendix A to the prospectus constituting part of the Registration Statement.
“Common Units” has the meaning set forth in the A&R LPA.
“Deferred Issuance and Distribution” has the meaning set forth in Section 3.1.
“Diamondback” has the meaning set forth in the introductory paragraph of this Agreement.
“Effective Time” means the date and time of the delivery of the Firm Units and payment therefor as set forth in the Underwriting Agreement.
“Firm Net Proceeds” means the proceeds of the offering of the Firm Units, net of the Underwriters’ Discount and estimated expenses incurred in connection with the Offering, including any structuring fee payable to the Underwriters.
“Firm Units” means the Common Units to be sold to the Underwriters pursuant to the terms of the Underwriting Agreement, excluding the Option Units.
“Initial LP Interest” has the meaning set forth in the Recitals of this Agreement.
“MLP” has the meaning set forth in the introductory paragraph of this Agreement.
“MLP GP” has the meaning set forth in the introductory paragraph of this Agreement.
“Offering” has the meaning set forth in the Recitals of this Agreement.
“OpCo” has the meaning set forth in the introductory paragraph of this Agreement.
“Option Units” means the Common Units subject to the Underwriters’ Option.
“Original LPA” has the meaning set forth in the Recitals of this Agreement.

“Registration Statement” means the Registration Statement on Form S-1 filed with the Securities and Exchange Commission (Registration No. 333-195769), as amended.
“Sponsor Units” shall mean 70,450,000 Common Units; provided that if MLP increases the number of Firm Units, the Sponsor Units will be decreased by a number of Common Units equal to 115% (to accommodate the corresponding increase in the number of Option Units and Deferred Issuance and Distribution) of such increase and if MLP decreases the number of Firm Units, the Sponsor Units will be increased by a number of Common Units equal to 115% of such decrease.
“Subordinated Note” has the meaning set forth in the Recitals of this Agreement.
“Underwriters” means the underwriting syndicate listed in Schedule I of the Underwriting Agreement.
“Underwriters’ Discount” means the Underwriters’ discount as set forth in the Underwriting Agreement.
“Underwriters’ Option” means the Underwriter’s option to purchase a number of Common Units up to 15% of the Firm Units pursuant to the Underwriting Agreement.
“Underwriting Agreement” means a firm commitment underwriting agreement to be entered into among MLP GP, MLP, Diamondback and the Underwriters, in substantially the form attached as Exhibit 1.1 to the Registration Statement.
ARTICLE II
CONTRIBUTIONS AND OTHER MATTERS
Immediately prior to the Effective Time, the following capital contributions and transactions shall be completed in the order set forth below:
Section 2.1    Execution of A&R LPA.
Diamondback and MLP GP shall amend and restate the Original LPA by executing the A&R LPA, with such changes as Diamondback and MLP GP may deem necessary or advisable.
Section 2.2    Redemption of Initial LP Interest.
The Initial LP Interest held by Diamondback shall be redeemed for $100.00.
Section 2.3    Contribution of Subordinated Note and Interests in OpCo and Related Matters.
(a)    Diamondback shall contribute, assign, transfer, convey and deliver the Subordinated Note to OpCo, and OpCo hereby accepts the Subordinated Note, in partial consideration for the Sponsor Units and the right to receive the Deferred Issuance and Distribution. Upon such contribution, assignment, transfer, conveyance and delivery, the Subordinated Note shall be cancelled.
(b)     OpCo shall distribute substantially all cash, cash equivalents and the royalty income receivable on hand to Diamondback.
(c)    Diamondback shall designate OpCo, MLP GP and MLP as “Unrestricted Subsidiaries” pursuant to and under (i) the Second Amended and Restated Credit Agreement, dated as of November 1, 2013, among Diamondback as the parent guarantor, Diamondback O&G LLC as borrower, the lenders from time to time party thereto, and Wells Fargo Bank, National Association, as administrative agent, as amended to the Effective Time, and (ii) the Indenture, dated as of September 18, 2013, among Diamondback, the guarantors parties thereto, and Wells Fargo Bank, National Association, as trustee, relating to Diamondback’s 7.625% Senior Notes due 2021, as supplemented to the Effective Time.
(d)     Diamondback shall contribute, assign, transfer, convey and deliver a 100% limited liability company interest in OpCo to MLP, and MLP hereby accepts such interest, in partial consideration for the Sponsor Units and the right to receive the Deferred Issuance and Distribution.
Section 2.4    Execution of Registration Rights Agreement.
Diamondback and MLP shall execute a Registration Rights Agreement in substantially the form attached as Exhibit 4.1 to the Registration Statement.
Section 2.5    Underwriter Cash Contribution.
The Parties acknowledge that MLP is undertaking the Offering, and the public through the Underwriters, pursuant to the Underwriting Agreement, will make a capital contribution to MLP in cash in an amount determined pursuant to the terms of the Underwriting Agreement in exchange for the issuance by MLP to the Underwriters of the Firm Units and the Option Units, as applicable.
Section 2.6    Use of Offering Proceeds.
The Parties acknowledge an intention for MLP to distribute the Firm Net Proceeds to Diamondback, which shall be treated as reimbursement of pre-formation capital expenditures under Treasury Regulation Section 1.707-4(d).

ARTICLE III
DEFERRED ISSUANCE AND DISTRIBUTION
Section 3.1    Upon the earlier to occur of the expiration of the Underwriters’ Option period or the exercise in full of the Underwriters’ Option, MLP shall issue to Diamondback a number of additional Common Units that is equal to the excess, if any, of (x) the total number of Option Units over (y) the aggregate number of Common Units, if any, actually purchased by and issued to the Underwriters pursuant to the exercise(s) of the Underwriters’ Option. Upon each exercise of the Underwriters’ Option, MLP shall distribute to Diamondback an amount of cash equal to the proceeds, net of the Underwriters’ Discount, of each such exercise (such net proceeds, together with any Common Units issued to Diamondback pursuant to the preceding sentence, the “Deferred Issuance and Distribution”), which shall be treated as reimbursement of pre-formation capital expenditures under Treasury Regulation Section 1.707-4(d).
ARTICLE VI
MISCELLANEOUS
Section 4.1    Further Assurances.
From time to time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended to be so and (c) more fully and effectively carry out the purposes and intent of this Agreement.
Section 4.2    Successors and Assigns.
The Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.
Section 4.3    No Third Party Rights.
The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.
Section 4.4    Severability.

If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.
Section 4.5    Entire Agreement.
This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to the subject matter of this Agreement and such instruments. This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the Parties after the date of this Agreement.
Section 4.6    Amendment or Modification.
This Agreement may be amended or modified at any time or from time to time only by a written instrument, specifically stating that such written instrument is intended to amend or modify this Agreement, signed by each of the Parties.
Section 4.7    Construction.
All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.
Section 4.8    Counterparts.
This Agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.  The delivery of an executed counterpart copy of this

Agreement by facsimile or electronic transmission in PDF format shall be deemed to be the equivalent of delivery of the originally executed copy thereof.
Section 4.9    Deed; Bill of Sale; Assignment.
To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.
Section 4.10    Applicable Law.
This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of the date first written above.

DIAMONDBACK ENERGY, INC.

By:	/s/ Randall J. Holder
Name: Randall J. Holder
Title: Vice President, General Counsel
and Secretary

VIPER ENERGY PARTNERS LLC

By:	/s/ Randall J. Holder
Name: Randall J. Holder
Title: Vice President and Secretary

VIPER ENERGY PARTNERS GP LLC

By:	/s/ Randall J. Holder
Name: Randall J. Holder
Title: Vice President, General Counsel
and Secretary

VIPER ENERGY PARTNERS LP

By:	Viper Energy Partners GP LLC, its general partner

By:	/s/ Randall J. Holder
Name: Randall J. Holder
Title: Vice President, General Counsel
and Secretary

SIGNATURE PAGE
CONTRIBUTION AGREEMENT